EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Second Quarter 2016 Financial Results

Coeur d’Alene, Idaho – May 16, 2016 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its second fiscal year 2016 quarter which ended March 31, 2016.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended March 31,
	2016	2015
Consolidated net loss	$(413)	$(1,613)
Consolidated net loss per share, basic and diluted	(0.03)	(0.16)
Mineral exploration expenses	7	498
Working capital	(276)	950

Timberline reported a consolidated net loss of $0.4 million for the quarter ended March 31, 2016, including exploration expenditures of $7 thousand and a loss of $180,050 on the sale of the Company’s 50% interest in the Butte Highlands Joint Venture.  The Company’s exploration expenditures during the quarter were almost completely curtailed due to the Company’s financial condition.  Most of Timberline’s activities during this quarter were related to seeking financing transactions in order to meet the Company’s obligations and advance its properties.

Timberline’s President and CEO, Steve Osterberg, commented, “It is satisfying to see the price of gold and gold equities begin to strengthen.  This quarter, the sale of our interest in the Butte Highlands joint venture and the accelerated return of certain restricted cash held for bonding at various exploration projects, along with the continuation of significant cost-saving measures, have provided us with sufficient operating cash.  For future operating funds, as we announced on May 11, 2016, we have initiated a US$500,000 private placement offering of units of the Company at a price of US$0.15 per unit to persons who qualify as accredited investors.  This financing, together with our solid asset base, augmented by our continued efforts to secure the return of additional bond funds and other potential transactions, is expected to provide Timberline investors with growing shareholder value as the market turns more positive for junior gold explorers such as Timberline.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the future price of gold and gold equities, pricing or other terms of the Company’s private placement offering of Common Stock, composition or terms of the Warrant, success of the financing, efforts to secure the return of bond funds or complete other transactions, growing shareholder value, market being more positive, advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2015.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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